Exhibit 99.2

Publix
FOOD & PHARMACY

Lowes
FOODS

OfficeMax

BI-LO

Financial and Operating Results
For the three months ended March 31, 2020

Forward-Looking Statements

This document contains forward-looking statements that are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: adverse economic or real estate developments in the retail industry or the markets in which Wheeler Real Estate Investment Trust, Inc. operates; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; decreased rental rates or increased vacancy rates; Wheeler Real Estate Investment Trust, Inc.'s failure to obtain necessary outside financing on favorable terms or at all; Wheeler Real Estate Investment Trust, Inc.'s inability to successfully acquire, sell, or operate properties; and Wheeler Real Estate Investment Trust, Inc.'s failure to qualify or maintain its status as a REIT. Currently, one of the most significant factors, however, is the potential adverse effect of the current coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. For a description of such risks and uncertainties that could impact Wheeler Real Estate Investment Trust, Inc.'s future results, performance or transactions, see the reports filed by Wheeler Real Estate Investment Trust, Inc. with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. Wheeler Real Estate Investment Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	2

Company Overview
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. Wheeler’s common stock, Series B convertible preferred stock and Series D cumulative convertible preferred stock trade publicly on the Nasdaq under the symbols “WHLR”, “WHLRP” and "WHLRD", respectively.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
Daniel Khoshaba - CEO
Crystal Plum - CFO
M. Andrew Franklin - COO

Board of Directors
Daniel Khoshaba (CEO)	Kerry G. Campbell
Andrew R. Jones	Deborah Markus
Stefani D. Carter	Joseph D. Stilwell
Clayton ("Chip") Andrews	Paula J. Poskon

Investor Relations Contact	Transfer Agent and Registrar
Mary Jensen mjensen@whlr.us 2529 Virginia Beach Boulevard Virginia Beach, VA 23452 Phone: (757) 627-9088	Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 www.computershare.com

WHLR | Financial & Operating Data	3

Financial and Portfolio Overview

Financial Results
Net loss attributable to Wheeler REIT common shareholders (in 000s)	$(5,525)
Net loss per basic and diluted shares	$(0.57)
Funds from operations available to common shareholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$61
FFO per common share and OP unit	$0.01
Adjusted FFO (AFFO) (in 000s) (1)	$843
AFFO per common share and OP unit	$0.08

Assets and Leverage
Investment Properties, net of $52.76 million accumulated depreciation (in 000s)	$406,815
Cash and Cash Equivalents (in 000s)	$6,695
Total Assets (in 000s)	$479,149
Debt to Total Assets(3)	71.89%
Debt to Gross Asset Value	61.37%

Market Capitalization
Common shares outstanding	9,694,284
OP units outstanding	234,019
Total common shares and OP units	9,928,303

	Shares Outstanding at March 31, 2020	First Quarter stock price range	Stock price as of March 31, 2020
Common Stock	9,694,284	$0.64 - $1.88	$1.00
Series B preferred shares	1,875,748	$3.63 - $13.09	$6.17
Series D preferred shares	3,600,636	$4.50 - $15.58	$8.82

Total debt (in 000s)(3)	$344,470
Common Stock market capitalization (as of March 31, 2020 closing stock price, in 000s)	$9,694

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,564,882
Occupancy Rate	89.2%
Leased Rate (2)	89.2%
Annualized Base Rent (in 000s)	$48,085
Total number of leases signed or renewed during the first quarter of 2020	55
Total sq. ft. leases signed or renewed during the first quarter of 2020	212,779

(1)    See page 20 for the Company's definition of this non-GAAP measurement and reasons for using it.

(2)
Reflects leases executed through April 2, 2020 that commence subsequent to the end of current period. The leased rate is 89.8% including a 32,400 square foot space that became vacant in January 2020 and was re-leased subsequent to April 2, 2020.

(3)    Includes debt associated with assets held for sale.

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	4

Financial and Operating Results
WHLR Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) today reported financial and operating results for the three months ended March 31, 2020.

2020 FIRST QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)

•	Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") shareholders of $5.5 million, or ($0.57) per share.

•	Adjusted Funds from Operations ("AFFO") of $.08 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P.

•	Total revenue from continuing operations decreased by 2.63% or $421 thousand primarily due to sold properties.

•
Total operating expenses from continuing operations decreased by 3.11% or $385 thousand primarily due to a $1.0 million decrease in depreciation and amortization resulting from lease intangibles becoming fully amortized and sold properties and partially offset by a $600 thousand increase in impairment of assets held for sale.

•	Executed 41 lease renewals totaling 185,157 square feet at a weighted-average increase of $0.94 per square foot, representing an increase of 8.60% over in-place rental rates.

•	Signed 14 new leases totaling approximately 27,622 square feet with a weighted-average rental rate of $13.89 per square foot.

•	Same store property revenues decreased 0.21%.

•	Same store Net Operating Income ("NOI") decreased by 1.03% and by 0.31% on a cash basis.

•
NOI from property operations decreased $385 thousand with same stores accounting for a decrease of $113 thousand, while non-same stores had a decrease of $272 thousand, resulting from the loss of NOI associated with sold properties.

•	Paid down the KeyBank Credit Agreement to $9.3 million with proceeds from the following sources:

•	$5.8 million from refinancing Shoppes at Myrtle Park;

•	$1.8 million paydown from St. Matthews sale proceeds; and

•	$1.1 million in monthly scheduled principal payments.

•	Recognized $600 thousand in impairment charges on Columbia Fire Station, which is currently held for sale.

•
$1.0 million in other expense, including $585 thousand in legal settlement costs and $439 thousand in reimbursement of the Stilwell Group's proxy solicitation expenses in connection with the Company's 2019 annual meeting of stockholders.

COVID-19 UPDATE
During this time of crisis, WHLR is proactively contacting and communicating with its tenants to assist them during this difficult time.  The Company continues to prioritize tenants’ requests based on the immediate and long-term impact to their businesses by evaluating all requests for rent relief on an individual basis and considering a number of factors. Not all tenant requests will ultimately result in modification agreements, nor is the Company forgoing its contractual rights under its lease agreements.

•
The Company’s 60 retail shopping centers are open and operating in compliance with federal, state and local COVID-19 guidelines and mandates. All of the Company’s shopping centers feature necessity-based tenants, with 45 of the 60 properties anchored by grocery and/or drug stores.

•	Approximately 86% of the Company’s tenants are open and operating.

•	The Company has received payment of approximately 72% of contractual base rent and tenant reimbursement billed for the month of April.

•	Of those with April rent in arrears, 38% are considered to be national retailers.

•	The Company agreed to relief agreements with 236 tenants, primarily in the form of a rent deferral, representing approximately 4% of annual base rent.

•
Our geographical location by state is depicted on page 16. The Southeast and Mid-Atlantic regions represent 61% and 35%, respectively, of the total annualized base rent. 35 properties are in Georgia and South Carolina, which have seen loosening of COVID-19 guidelines and mandates.

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	5

•	Additionally, as a result of COVID-19 the Company has been granted forbearance on 8 loans resulting in deferral of approximately $928 thousand in principal and interest payments.

BALANCE SHEET

•	Cash and cash equivalents totaled $6.7 million at March 31, 2020, compared to $5.5 million at December 31, 2019.

•
Restricted cash totaled $16.5 million at March 31, 2020, compared to $16.1 million at December 31, 2019. These funds are held in lender reserves for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.

•	Total debt was $344.5 million at March 31, 2020 (including debt associated with assets held for sale), compared to $347.1 million at December 31, 2019.

•	WHLR's weighted-average interest rate was 4.68% with a term of 4.19 years at March 31, 2020 (including debt associated with assets held for sale).

•	Net investment properties as of March 31, 2020 totaled $413.0 million (including assets held for sale), compared to $417.9 million as of December 31, 2019.

DIVIDENDS

•
At March 31, 2020, the Company had accumulated undeclared dividends of approximately $20.5 million to holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock of which $3.5 million is attributable to the three months ended March 31, 2020.

SUBSEQUENT EVENTS

•
On April 28, 2020, the Company received loan proceeds of $552 thousand (the “Loan”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Loan bears interest at a fixed rate of 1% per annum, payable monthly commencing in seven months. Under the terms of the PPP, the principal may be forgiven if the Loan proceeds are used for qualifying expenses as described in the CARES Act, such as payroll costs, mortgage interest, rent, and utilities. No assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part.

•	On April 13, 2020, Daniel Khoshaba was appointed Chief Executive Officer of the Company and is not receiving a salary, a savings of $400 thousand annually.

•	On April 30, 2020, the Company extended the maturity date on the Rivergate loan to June 20, 2020 from March 20, 2020 and in tandem Synovus Bank agreed to defer all payments until June 20, 2020.

•
On May 4, 2020, the Company extended the $4.0 million Columbia Fire Station promissory note to September 3, 2020, with principal and interest payments due monthly starting on July 3, 2020 in the amount of $26 thousand.

•
The Company entered into a non-binding term sheet (the "Term Sheet") to extend the $5.29 million Tuckernuck promissory note ("Tuckernuck Loan") to August 1, 2020. The Term Sheet is not a binding commitment and will be superseded by a formal contract amendment, subject to customary closing conditions.

•
Although the Company has made and continues to make the required monthly principal payments, the Company did not meet the April 30, 2020 required outstanding balance paydown.  The Company remains in negotiations with KeyBank to extend the maturity date to December 31, 2020.  Additionally, KeyBank has agreed to allow the Company to retain the $1.26 million in proceeds received from the Folly Road refinance during negotiations.  As of May 12, 2020, the balance on the KeyBank Credit Agreement is $8.60 million.

OPERATIONS AND LEASING

•
The Company's real estate portfolio is 89.2% leased as of March 31, 2020. The leased rate was 89.8% as of April 17, 2020, which includes a 32,400 square foot space that became vacant in January 2020 and was re-leased.

•	Executed 41 lease renewals totaling 185,157 square feet at a weighted-average increase of $0.94 per square foot, representing an increase of 8.60% over in-place rental rates.

•	Signed 14 new leases totaling approximately 27,622 square feet with a weighted-average rental rate of $13.89 per square foot.

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	6

•
The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next nine months and includes month-to-month leases, increased to approximately 9.33% at March 31, 2020, compared to 5.75% at March 31, 2019. At March 31, 2020, 38.14% of this expiring GLA is subject to renewal options (please see lease expiration schedule on page 17 of this document).

SAME STORE RESULTS
The same store property pool includes those properties owned during all periods presented in their entirety, while the non-same stores property pool consists of those properties acquired or disposed of during the periods presented.

•
Same store NOI for the three months ended March 31, 2020 compared to March 31, 2019, decreased by 1.03% and 0.31% on a cash basis. Same store results were impacted by a 1.7% increase in property expenses, primarily due to increased repairs and maintenance partially offset by a decrease to grounds and landscaping expenses.

DISPOSITIONS

•	Sold St. Matthews for a contract price of $1.8 million, generating a loss of $26 thousand and net proceeds of $1.7 million.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K.
These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	7

Consolidated Balance Sheets
$ in 000s

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS:
Investment properties, net	$406,815	$416,215
Cash and cash equivalents	6,695	5,451
Restricted cash	16,543	16,140
Rents and other tenant receivables, net	6,126	6,905
Assets held for sale	6,258	1,737
Above market lease intangibles, net	4,832	5,241
Operating lease right-of-use assets	11,603	11,651
Deferred costs and other assets, net	20,277	21,025
Total Assets	$479,149	$484,365
LIABILITIES:
Loans payable, net	$336,277	$340,913
Liabilities associated with assets held for sale	4,049	2,026
Below market lease intangibles, net	6,035	6,716
Operating lease liabilities	11,920	11,921
Accounts payable, accrued expenses and other liabilities	9,513	9,557
Total Liabilities	367,794	371,133
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,600,636 shares issued and outstanding; $104.08 million and $101.66 million aggregate liquidation preference, respectively)	89,792	87,225

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 shares issued and outstanding; $46.90 million aggregate liquidation preference)	41,109	41,087
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,694,284 shares issued and outstanding)	97	97
Additional paid-in capital	233,870	233,870
Accumulated deficit	(256,037)	(251,580)
Total Shareholders’ Equity	19,492	23,927
Noncontrolling interests	2,071	2,080
Total Equity	21,563	26,007
Total Liabilities and Equity	$479,149	$484,365

WHLR | Financial & Operating Data	8

Consolidated Statements of Operations
$ in 000s

	Three Months Ended March 31,
	2020	2019
REVENUE:
Rental revenues	$15,355	$15,770
Other revenues	219	225
Total Revenue	15,574	15,995
OPERATING EXPENSES:
Property operations	4,723	4,726
Non-REIT management and leasing services	—	23
Depreciation and amortization	4,799	5,816
Impairment of assets held for sale	600	—
Corporate general & administrative	1,872	1,814
Total Operating Expenses	11,994	12,379
(Loss) gain on disposal of properties	(26)	1,839
Operating Income	3,554	5,455
Interest income	1	1
Interest expense	(4,400)	(4,793)
Other expense	(1,024)	—
Net (Loss) Income Before Income Taxes	(1,869)	663
Income tax expense	(8)	(8)
Net (Loss) Income	(1,877)	655
Less: Net (loss) income income attributable to noncontrolling interests	(9)	13
Net (Loss) Income Attributable to Wheeler REIT	(1,868)	642
Preferred Stock dividends - undeclared	(3,657)	(3,657)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(5,525)	$(3,015)

Loss per share:
Basic and Diluted	$(0.57)	$(0.31)

Weighted-average number of shares:
Basic and Diluted	9,694,284	9,606,249

WHLR | Financial & Operating Data	9

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s

	Three Months Ended March 31,
	2020	2019
Net (Loss) Income	$(1,877)	$655
Depreciation and amortization of real estate assets	4,799	5,816
Loss (Gain) on disposal of properties	26	(1,839)
Impairment of assets held for sale	600	—
FFO	3,548	4,632
Preferred stock dividends undeclared	(3,657)	(3,657)
Preferred stock accretion adjustments	170	170
FFO available to common shareholders and common unitholders	61	1,145
Acquisition and development costs	1	4
Capital related costs	4	74
Other non-recurring and non-cash expenses (2)	1,024	24
Share-based compensation	—	90
Straight-line rental revenue, net straight-line expense	(5)	(155)
Loan cost amortization	310	392
Above (below) market lease amortization	(273)	(226)
Recurring capital expenditures and tenant improvement reserves	(279)	(284)
AFFO	$843	$1,064

Weighted Average Common Shares	9,694,284	9,606,249
Weighted Average Common Units	234,019	235,032
Total Common Shares and Units	9,928,303	9,841,281
FFO per Common Share and Common Units	$0.01	$0.12
AFFO per Common Share and Common Units	$0.08	$0.11

(1)	See page 20 for the Company's definition of this non-GAAP measurement and reasons for using it.

(2)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

WHLR | Financial & Operating Data	10

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended March 31,
	Same Store		Non-same Store		Total
	2020	2019	2020	2019	2020	2019

Net (Loss) Income	$(1,844)	$(1,213)	$(33)	$1,868	$(1,877)	$655
Adjustments:
Income tax expense	8	8	—	—	8	8
Other expense	1,024	—	—	—	1,024	—
Interest expense	4,400	4,623	—	170	4,400	4,793
Interest income	(1)	(1)	—	—	(1)	(1)
Loss (gain) on disposal of properties	—	—	26	(1,839)	26	(1,839)
Corporate general & administrative	1,871	1,808	1	6	1,872	1,814
Impairment of assets held for sale	600	—	—	—	600	—
Depreciation and amortization	4,799	5,755	—	61	4,799	5,816
Non-REIT management and leasing services	—	23	—	—	—	23
Asset management and commission revenues	(22)	(55)	—	—	(22)	(55)
Property Net Operating Income	$10,835	$10,948	$(6)	$266	$10,829	$11,214

Property revenues	$15,542	$15,575	$10	$365	$15,552	$15,940
Property expenses	4,707	4,627	16	99	4,723	4,726
Property Net Operating Income	$10,835	$10,948	$(6)	$266	$10,829	$11,214

(1)	See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data	11

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended March 31,
		2020	2019
Net (Loss) Income		$(1,877)	$655
Add back:	Depreciation and amortization (1)	4,526	5,590
	Interest Expense (2)	4,400	4,793
	Income tax expense	8	8
EBITDA		7,057	11,046
Adjustments for items affecting comparability:
	Acquisition and development costs	1	4
	Capital related costs	4	74
	Other non-recurring and non-cash expenses (3)	1,024	24
	Impairment of assets held for sale	600	—
	Loss (Gain) on disposal of properties	26	(1,839)
Adjusted EBITDA		$8,712	$9,309

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization.

(3)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended March 31, 2020.

(4)	See page 20 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data	12

Debt Summary
$ in 000s

Loans Payable:	$344.47 million

Weighted Average Interest Rate:	4.68%

Property/Description	Monthly Payment	Interest Rate	Maturity	March 31, 2020	December 31, 2019
KeyBank Credit Agreement (6)	$350,000	LIBOR + 350 basis points	Various (6)	$9,300	$17,879
Rivergate	$127,267	LIBOR + 295 basis points	March 2020	21,402	21,545
Columbia Fire Station (1)	$25,452	4.00%	May 2020	4,015	4,051
Tuckernuck	$33,880	3.88%	May 2020	5,294	5,344
First National Bank Line of Credit (7)	$24,656	LIBOR + 300 basis points	September 2020	1,156	1,214
Lumber River	$10,723	LIBOR + 350 basis points	October 2020	1,390	1,404
JANAF Bravo	$36,935	4.65%	January 2021	6,336	6,372
Walnut Hill Plaza	$26,850	5.50%	September 2022	3,730	3,759
Litchfield Market Village	$46,057	5.50%	November 2022	7,418	7,452
Twin City Commons	$17,827	4.86%	January 2023	2,966	2,983
New Market	$48,747	5.65%	June 2023	6,663	6,713
Benefit Street Note (3)	$53,185	5.71%	June 2023	7,308	7,361
Deutsche Bank Note (2)	$33,340	5.71%	July 2023	5,624	5,642
JANAF	$333,159	4.49%	July 2023	50,173	50,599
Tampa Festival	$50,797	5.56%	September 2023	8,038	8,077
Forrest Gallery	$50,973	5.40%	September 2023	8,342	8,381
Riversedge North	$11,436	5.77%	December 2023	1,758	1,767
South Carolina Food Lions Note (5)	$68,320	5.25%	January 2024	11,624	11,675
Cypress Shopping Center	$34,360	4.70%	July 2024	6,239	6,268
Port Crossing	$34,788	4.84%	August 2024	6,002	6,032
Freeway Junction	$41,798	4.60%	September 2024	7,690	7,725
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,398	3,416
Bryan Station	$23,489	4.52%	November 2024	4,373	4,394
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	8,100	8,113
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,988	—
Folly Road	$41,482	4.65%	March 2025	7,350	5,922
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (4)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$41,482	4.82%	December 2025	4,603	4,620
JANAF BJ's	$29,964	4.95%	January 2026	4,929	4,957
Chesapeake Square	$23,857	4.70%	August 2026	4,336	4,354
Berkley/Sangaree/Tri-County	Interest only	4.78%	December 2026	9,400	9,400
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,494	8,516
Village of Martinsville	$89,664	4.28%	July 2029	16,258	16,351
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Total Principal Balance (1)				344,470	347,059
Unamortized debt issuance cost (1)				(4,189)	(4,172)
Total Loans Payable, including assets held for sale				340,281	342,887
Less loans payable on assets held for sale, net loan amortization costs				4,004	1,974
Total Loans Payable, net				$336,277	$340,913
(1) Includes loans payable on assets held for sale.
(2) Collateralized by LaGrange Marketplace, Ridgeland and Georgetown.
(3) Collateralized by Ladson Crossing, Lake Greenwood Crossing and South Park.
(4) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(5) Collateralized by Clover Plaza, South Square, St. George, Waterway Plaza and Westland Square.
(6) Collateralized by Darien Shopping Center, Devine Street, Lake Murray, Moncks Corner and South Lake. The various maturity dates are disclosed within Note 5 included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, under the KeyBank Credit Agreement.
(7) Collateralized by Surrey Plaza and Amscot Building.

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	13

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining nine months ended December 31, 2020	$46,171	13.40%
December 31, 2021	11,394	3.31%
December 31, 2022	15,848	4.60%
December 31, 2023	85,537	24.83%
December 31, 2024	44,240	12.84%
December 31, 2025	91,426	26.54%
Thereafter	49,854	14.48%
Total principal repayments and debt maturities	$344,470	100.00%

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	14

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	17	147,791	96.8%	96.8%	142,991	$1,148	$8.03
Amscot Building (3)	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	28	74,038	90.4%	90.4%	66,948	1,148	17.15
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	453	12.96
Berkley (4)	Norfolk, VA	—	—	—%	—%	—	—	—
Berkley Shopping Center	Norfolk, VA	10	47,945	42.0%	42.0%	20,140	245	12.18
Brook Run Shopping Center	Richmond, VA	19	147,738	92.2%	92.2%	136,187	1,402	10.29
Brook Run Properties (4)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,397	100.0%	100.0%	54,397	597	10.97
Butler Square	Mauldin, SC	14	82,400	87.6%	87.6%	72,196	775	10.74
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	479	9.58
Chesapeake Square	Onley, VA	12	108,982	96.5%	96.5%	105,182	795	7.56
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	366	8.03
Columbia Fire Station	Columbia, SC	3	21,273	77.3%	77.3%	16,450	450	27.35
Courtland Commons (4)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	12	170,475	97.1%	97.1%	165,475	876	5.29
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	920	8.59
Cypress Shopping Center	Boiling Springs, SC	17	80,435	41.2%	41.2%	33,175	448	13.51
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	156	6.00
Devine Street	Columbia, SC	2	38,464	100.0%	100.0%	38,464	319	8.28
Edenton Commons (4)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	729	15.25
Forrest Gallery	Tullahoma, TN	27	214,451	95.5%	95.5%	204,804	1,418	6.92
Fort Howard Shopping Center	Rincon, GA	19	113,652	95.1%	95.1%	108,120	923	8.53
Freeway Junction	Stockbridge, GA	18	156,834	99.1%	99.1%	155,343	1,265	8.14
Franklin Village	Kittanning, PA	27	151,821	97.4%	97.4%	147,821	1,255	8.49
Franklinton Square	Franklinton, NC	13	65,366	93.0%	93.0%	60,800	572	9.40
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park	Orangeburg, SC	13	93,265	99.4%	98.4%	91,741	719	7.83
Harbor Point (4)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	6	60,048	79.0%	79.0%	47,448	402	8.48
JANAF (6)	Norfolk, VA	111	800,026	85.3%	85.3%	682,160	8,217	12.05
Laburnum Square	Richmond, VA	20	109,405	97.5%	97.5%	106,705	975	9.14
Ladson Crossing	Ladson, SC	15	52,607	100.0%	100.0%	52,607	499	9.49
LaGrange Marketplace	LaGrange, GA	11	76,594	88.3%	88.3%	67,594	378	5.59
Lake Greenwood Crossing	Greenwood, SC	6	47,546	87.5%	87.5%	41,618	331	7.96
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	258	6.57
Litchfield Market Village	Pawleys Island, SC	18	86,740	87.9%	87.9%	76,263	931	12.20
Lumber River Village	Lumberton, NC	11	66,781	98.2%	98.2%	65,581	451	6.88
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	323	12.07
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	604	10.76
New Market Crossing	Mt. Airy, NC	13	117,076	96.0%	96.0%	112,368	1,000	8.90
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	350	8.18
Pierpont Centre	Morgantown, WV	17	111,162	97.2%	97.2%	108,001	1,210	11.21
Port Crossing	Harrisonburg, VA	8	65,365	97.9%	97.9%	64,000	847	13.23
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	100.0%	98.5%	89,788	695	7.74
Riversedge North (5)	Virginia Beach, VA	—	—	—%	—%	—	—	—
Rivergate Shopping Center	Macon, GA	30	201,680	96.6%	96.6%	194,819	2,830	14.53
Sangaree Plaza	Summerville, SC	8	66,948	87.4%	87.4%	58,498	597	10.20

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	15

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Shoppes at Myrtle Park	Bluffton, SC	13	56,601	99.3%	99.3%	56,181	$665	$11.83
South Lake	Lexington, SC	5	44,318	14.2%	14.2%	6,300	91	14.37
South Park	Mullins, SC	3	60,734	83.2%	83.2%	50,509	351	6.95
South Square	Lancaster, SC	5	44,350	74.2%	74.2%	32,900	275	8.37
St. George Plaza	St. George, SC	5	59,279	78.8%	78.8%	46,718	316	6.76
Sunshine Plaza	Lehigh Acres, FL	22	111,189	98.2%	98.2%	109,186	1,015	9.30
Surrey Plaza	Hawkinsville, GA	3	42,680	96.5%	96.5%	41,180	247	6.00
Tampa Festival	Tampa, FL	16	137,987	63.8%	63.8%	87,966	664	7.55
Tri-County Plaza	Royston, GA	6	67,577	88.8%	88.8%	59,977	393	6.56
Tuckernuck	Richmond, VA	12	93,624	53.5%	53.5%	50,063	715	14.28
Tulls Creek (4)	Moyock, NC	—	—	—%	—%	—	—	—
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	435	9.12
Village of Martinsville	Martinsville, VA	18	297,950	96.2%	96.2%	286,494	2,257	7.88
Walnut Hill Plaza	Petersburg, VA	6	87,239	38.1%	38.1%	33,225	268	8.06
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	489	9.83
Westland Square	West Columbia, SC	8	62,735	74.4%	74.4%	46,690	429	9.20
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	629	15.47
Total Portfolio		760	5,564,882	89.2%	89.2%	4,961,619	$48,085	$9.69

(1)
Reflects leases executed through April 2, 2020 that commence subsequent to the end of current period. The leased rate was 89.8% as of April 17, 2020, which includes a 32,400 square foot space that became vacant in January 2020 and was re-leased.

(2)	Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.

(3)
We own the Amscot building, but we do not own the land underneath the buildings and instead lease the land pursuant to ground leases. As discussed in the financial statements, these ground leases require us to make annual rental payments and contain escalation clauses and renewal options.

(4)	This information is not available because the property is undeveloped.

(5)	This property is our corporate headquarters that we 100% occupy.

(6)	Square footage is net of management office the Company occupies on premise and buildings on ground lease which the Company only leases the land.

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	16

Top Ten Tenants by Annualized Base Rent
Total Tenants : 760

Tenants		Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
1.	BI-LO (1)	$2,717	5.65%	380,675	6.84%	$7.14
2.	Food Lion	2,692	5.60%	325,576	5.85%	8.27
3.	Kroger (2)	1,340	2.79%	186,064	3.34%	7.20
4.	Piggly Wiggly	1,322	2.75%	169,750	3.05%	7.79
5.	Winn Dixie (1)	863	1.80%	133,575	2.40%	6.46
6.	Planet Fitness	837	1.74%	96,375	1.73%	8.68
7.	Hobby Lobby	675	1.40%	114,298	2.05%	5.91
8.	BJ's Wholesale Club	646	1.34%	147,400	2.65%	4.38
9.	Harris Teeter (2)	578	1.20%	39,946	0.72%	14.47
10.	Lowes Foods	571	1.19%	54,838	0.99%	10.41
		$12,241	25.46%	1,648,497	29.62%	$7.43
(1) These tenants are both owned by Southeastern Grocers.
(2) These tenants are both owned by The Kroger Company.

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	603,263	10.84%	—%	$—	—%	$—
Month-to-Month	7	14,963	0.27%	0.30%	221	0.46%	14.77
2020	101	504,285	9.06%	10.16%	4,900	10.19%	9.72
2021	139	632,189	11.36%	12.74%	6,411	13.33%	10.14
2022	150	573,948	10.31%	11.57%	6,571	13.67%	11.45
2023	111	798,165	14.34%	16.09%	6,805	14.15%	8.53
2024	91	608,773	10.94%	12.27%	5,744	11.95%	9.44
2025	64	636,514	11.44%	12.83%	6,012	12.50%	9.45
2026	30	395,482	7.11%	7.97%	3,652	7.59%	9.23
2027	15	102,285	1.84%	2.06%	1,234	2.57%	12.06
2028	16	329,155	5.91%	6.63%	2,475	5.15%	7.52
2029 and thereafter	36	365,860	6.58%	7.38%	4,060	8.44%	11.10
Total	760	5,564,882	100.00%	100.00%	$48,085	100.00%	$9.69

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	17

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Nine and Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	218,564	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	—	—	—	—%	—	—	—	—	—%	—
2020	3	127,145	836	39.01%	6.58	3	115,976	794	4.38%	6.84
2021	2	43,427	88	4.11%	2.03	8	240,002	1,837	10.13%	7.66
2022	—	—	—	—%	—	6	207,882	1,486	8.20%	7.15
2023	1	22,032	215	10.03%	9.76	15	523,775	3,322	18.33%	6.34
2024	1	32,000	125	5.83%	3.91	7	289,759	2,035	11.23%	7.02
2025	2	84,633	562	26.21%	6.64	10	373,397	3,023	16.68%	8.10
2026	—	—	—	—%	—	8	272,522	2,176	12.00%	7.98
2027	—	—	—	—%	—	1	24,945	212	1.17%	8.50
2028	—	—	—	—%	—	7	280,841	1,637	9.03%	5.83
2029+	1	21,213	317	14.81%	14.95	5	254,001	1,605	8.85%	6.32
Total	10	549,014	$2,143	100.00%	$6.49	70	2,583,100	$18,127	100.00%	$7.02

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Nine and Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	384,699	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	5	11,863	183	1.49%	15.43	2	3,100	38	0.24%	12.26
2020	72	182,222	2,157	17.60%	11.84	23	78,942	1,113	7.15%	14.10
2021	78	184,953	2,235	18.23%	12.08	51	163,807	2,251	14.47%	13.74
2022	74	138,256	2,030	16.56%	14.68	70	227,810	3,055	19.64%	13.41
2023	53	105,049	1,393	11.36%	13.26	42	147,309	1,875	12.05%	12.73
2024	44	113,200	1,380	11.26%	12.19	39	173,814	2,204	14.17%	12.68
2025	27	72,775	992	8.09%	13.63	25	105,709	1,435	9.22%	13.58
2026	8	19,224	395	3.22%	20.55	14	103,736	1,081	6.95%	10.42
2027	1	5,350	86	0.70%	16.07	13	71,990	936	6.02%	13.00
2028	6	31,508	661	5.39%	20.98	3	16,806	177	1.14%	10.53
2029+	12	48,510	747	6.10%	15.40	18	42,136	1,391	8.95%	33.01
Total	380	1,297,609	$12,259	100.00%	$13.43	300	1,135,159	$15,556	100.00%	$13.70

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	18

Leasing Summary
Leasing Renewals, New Leases and Expirations

	Three Months Ended March 31, 2020
	2020	2019
Renewals(1):
Leases renewed with rate increase (sq feet)	137,599	90,858
Leases renewed with rate decrease (sq feet)	26,980	27,656
Leases renewed with no rate change (sq feet)	20,578	2,400
Total leases renewed (sq feet)	185,157	120,914

Leases renewed with rate increase (count)	30	19
Leases renewed with rate decrease (count)	5	7
Leases renewed with no rate change (count)	6	2
Total leases renewed (count)	41	28

Option exercised (count)	5	3

Weighted average on rate increases (per sq foot)	$1.70	$0.71
Weighted average on rate decreases (per sq foot)	$(2.20)	$(2.11)
Weighted average rate on all renewals (per sq foot)	$0.94	$0.05

Weighted average change over prior rates	8.60%	0.63%

New Leases(1) (2):
New leases (sq feet)	27,622	31,200
New leases (count)	14	8
Weighted average rate (per sq foot)	$13.89	$12.77

Gross Leasable Area ("GLA") expiring during the next 9 months, including month-to-month leases	9.33%	5.75%

(1)	Lease data presented is based on average rate per square foot over the renewed or new lease term.

(2)	The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 3/31/2020 unless otherwise stated	19

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common shareholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data	20

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data	21